Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of IperionX Limited (the “Company”) on Form 20-F for the fiscal year ended June 30, 2022 (the “Annual Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Anastasios Arima, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as amended; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of IperionX Limited.

Date:	August 26, 2022

By:	/s/ Anastasios Arima
Name:	Anastasios Arima
Title:	Chief Executive Officer and Managing Director
(principal executive officer)